EXHIBIT 99

FOR IMMEDIATE RELEASE
Contacts:	Ewen Cameron, President & CEO ecameron@teltronics.com 941.753.5000	IDEAS THAT COMMUNICATE 941.753.5000 941-751-7724 (Fax) 2511 Corporate Way Palmetto,, FL 34221

Teltronics Announces Second Quarter Results

Palmetto, FL, August 17, 2010 – On August 16, 2010, Teltronics, Inc. (OTCBB: TELT) announced its financial results for the three months and six months ended June 30th, 2010.

The second quarter results were significantly down from the same period of 2009.  This was due in large part to a reduction in orders from one of our largest customers.  Teltronics is one of four vendors to this customer.  Last year Teltronics received a higher percentage in comparison to the other vendors of the orders for our 20-20 switching platform than we did this year.  These were installed during the second and third quarters of 2009.  Although there is a significant reduction in orders this year, scheduled deliveries of this year’s orders are expected to take place during the third quarter.  This customer continues to purchase from Teltronics and Teltronics has long term maintenance and support contracts with this customer.

Teltronics also recorded onetime costs and accruals in the second quarter amounting to $1.9 million.

Due to the current temporary down turn in business Teltronics also took the decision to further reduce the work force and cut an additional $1.5 million from its payroll. These annualized savings will come into effect from the middle of August.

Teltronics recognizes that it must diversify on being reliant on a number of large customers. To this end the Company has embarked on developing new products that will be sold through a distribution and reseller channel.  The first of these products, a SIP-based communication server, the Cerato™ VCSe 100, supporting 128 SIP extensions, will be released to a limited number of dealers in August 2010.  If these tests are successful Teltronics will then release the product for general availability.

Teltronics continues to invest in R&D and will be launching another new product early in 2011 that will also be sold through a distribution and reseller channel. We continue to successfully sell directly to our legacy customers domestically and internationally through our international distribution channel.

Sales for the three months ended June 30, 2010 were $6.2 million, as compared to $11.7 million reported for the same period in 2009.  Sales for the six months ended June 30, 2010 were $12.4 million, as compared to $21.4 million for the same period in 2009.  Gross profit margin for the three months ended June 30, 2010 was 29.0% as compared to 43.2% for the same period in 2009.  Gross profit margin for the six months ended June 30, 2010 was 37.6%, as compared to 40.0% for the same period in 2009.

Operating expenses for the three months ended June 30, 2010 were $2.7 million, as compared to $2.5 million for the same period in 2009.  Operating expenses for the six months ended June 30, 2010 were $5.7 million, as compared to $5.1 million for the same period in 2009.

Net loss for the three months ended June 30, 2010 was $3.0 million or $(0.37) per fully diluted share, as compared to a profit of $2.2 million or $0.20 per fully diluted share, for the same period in 2009.  Net loss for the six months ended June 30, 2010 was $3.3 million or $(0.44) per fully diluted share, as compared to a net profit of $2.7 million or $0.25 per fully diluted share, for the same period in 2009.

Net loss available to common shareholders for the three months ended June 30, 2010 was $3.2 million, as compared to a net profit of $1.9 million for the same period in 2009.  Net loss available to common shareholders for the six months ended June 30, 2010 was $3.9 million as compared to a net profit of $2.2 million for the same period in 2009.

About Teltronics:

Teltronics is a technology manufacturer specializing in communications, alarms management and contract manufacturing in our ISO 9000:2008 certified factory.  Within each business area we actively engage our customers and partners to deliver the highest levels of reliability, customer service and value in support of their unique business needs.  We empower our employees to do all that is required to maintain 100% customer satisfaction, encouraging ongoing contributions and continued personal development.  In Teltronics 40 year history, we have consistently built strong products and solutions for the markets we serve, established deep roots in the community and support environmentally safe practices with ideas that communicate.  Further information regarding Teltronics is available at the website, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," or words of similar import.  Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements.  These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results.  Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, payment of the consideration under our acquisition agreements, successful integration of acquisitions and the failure to realize the expected benefits of such acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses ,the ability to make payments under our outstanding indebtedness, the ability to pay dividends on our preferred stock, risks relating to foreign currency translations, and other factors described in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

- See Tables Below –

TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except shares and per share amounts

ASSETS

	June 30,	December 31,
	2010	2009
	(Unaudited)
Current assets:
Cash and cash equivalents	$629	$339
Accounts receivable, net	3,193	4,856
Inventories, net	4,659	4,823
Prepaid expenses and other current assets	510	406
Total current assets	8,991	10,424

Property and equipment, net	807	751
Other assets	344	368

Total assets	$10,142	$11,543

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:
Line of credit	$2,651	$3,124
Current portion of long-term debt and capital lease obligations	1,620	1,220
Accounts payable	4,607	3,316
Accrued expenses and other current liabilities	4,930	3,200
Deferred revenue	618	526
Total current liabilities	14,426	11,386
Long-term liabilities:
Deferred dividends	4,200	3,800
Long-term debt and capital lease obligations, net of current portion	43	1,029
Total long-term liabilities	4,243	4,829

Commitments and contingencies
Shareholders' deficiency:
Capital stock	9	9
Additional paid-in capital	24,742	24,735
Other comprehensive loss	(171)	(169)
Accumulated deficit	(33,107)	(29,247)
Total shareholders' deficiency	(8,527)	(4,672)
Total liabilities and shareholders' deficiency	$10,142	$11,543

1

TELTRONICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except shares and per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net sales
Product sales and installation	$3,762	$9,032	$7,463	$16,090
Maintenance and service	2,411	2,710	4,933	5,301
	6,173	11,742	12,396	21,391
Cost of goods sold	4,386	6,673	7,740	12,842
Gross profit	1,787	5,069	4,656	8,549
Operating expenses:
General and administrative	1,314	1,114	2,831	2,292
Sales and marketing	579	744	1,260	1,345
Research and development	703	609	1,444	1,344
Depreciation and amortization	57	53	115	106
	2,653	2,520	5,650	5,087

Income (loss) from operations	(866)	2,549	(994)	3,462

Other income (expense):
Interest	(275)	(371)	(527)	(779)
Other	(1,820)	(3)	(1,801)	27
	(2,095)	(374)	(2,328)	(752)
Income (loss) before income taxes	(2,961)	2,175	(3,322)	2,710
Income taxes	6	6	12	12
Net income (loss)	(2,967)	2,169	(3,334)	2,698
Dividends on Preferred Series B and C Convertible stock	263	263	526	526
Net income (loss) available to common shareholders	$(3,230)	$1,906	$(3,860)	$2,172

Net income (loss) per common share:
Basic	$(0.37)	$0.22	$(0.44)	$0.25
Diluted	$(0.37)	$0.20	$(0.44)	$0.25

Weighted average common shares outstanding:
Basic	8,720,539	8,647,539	8,713,931	8,647,539
Diluted	8,720,539	10,925,491	8,713,931	9,368,968

2